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                                                                   EXHIBIT 10.10

                                                                       EXECUTION

                    AMENDED AND RESTATED LICENSE SUB GUARANTY

        THIS AMENDED AND RESTATED GUARANTY is entered into as of December 17, 1997 by BENEDEK LICENSE CORPORATION, a Delaware Corporation ("GUARANTOR"), in favor of and for the benefit of BANKERS TRUST COMPANY ("BANKERS"), as agent for and representative of (in such capacity herein called "AGENT") the Beneficiaries (as hereinafter defined).

                             PRELIMINARY STATEMENTS

        A. Benedek Broadcasting Corporation, a Delaware corporation ("COMPANY"), of which Guarantor is a wholly owned subsidiary, has entered into that certain Amended and Restated Credit Agreement dated as of December 17, 1997 (said Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "AMENDED CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Benedek Communications Corporation, Company, the financial institutions listed therein as Lenders ("LENDERS"), and Bankers, as Agent, which Amended Credit Agreement amends and restates that certain Credit Agreement, dated as of June 6, 1996 (said Credit Agreement, as heretofore amended, supplemented or otherwise modified, being the "EXISTING CREDIT AGREEMENT"), with the financial institutions listed therein, Pearl Street L.P., as Arranging Agent, Goldman, Sachs & Co., as Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent and Collateral Agent.

        B. As a condition precedent to the Existing Credit Agreement, Guarantor guaranteed the obligations of Company under the Existing Credit Agreement in respect of the AXELs (as defined in the Existing Credit Agreement) pursuant to that certain License Sub Guaranty dated as of June 6, 1996 ("EXISTING LICENSE SUB GUARANTY").

        C. Pursuant to the Existing Senior Note Indenture, License Sub may guarantee indebtedness incurred by Company which constitutes "Permitted Pari Passu Debt" (as defined in the Existing Senior Note Indenture), and the Term Loans constitute Permitted Pari Passu Debt.

        D. It is a condition precedent to the execution and delivery of the Amended Credit Agreement by Lenders of the Amended Credit Agreement that Guarantor amend and restate the Existing License Sub Guaranty to guaranty Company's obligations under the Amended Credit Agreement in respect of the Term Loans.











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        E. Guarantor is willing irrevocably and unconditionally to amend and restate the Existing License Sub Guaranty to guaranty such obligations of Company.

        NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Agent to enter into the Amended Credit Agreement and to make Loans and other extensions of credit thereunder, Guarantor hereby agrees as follows:

                                   SECTION 1.

                                   DEFINITIONS

1.1     CERTAIN DEFINED TERMS.

        As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

               "BENEFICIARIES" means Agent and Term Loan Lenders.

               "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

               "GUARANTY" means this Amended and Restated License Sub Guaranty, dated as of December 17, 1997, as it may be amended, supplemented or otherwise modified from time to time.

               "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen), including without limitation all principal, interest, costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents.

               "TERM LOAN LENDERS" means Lenders holding outstanding Term Loans.

1.2     INTERPRETATION.

        (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

        (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Amended Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.


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                                   SECTION 2.

                                  THE GUARANTY

2.1     GUARANTY OF THE GUARANTIED OBLIGATIONS.

        Subject to the provisions of subsection 2.2(a), Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 'SS' 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

               (a) any and all Obligations of Company, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Term Loans under the Amended Credit Agreement and the Term Loan Notes, whether for principal or interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any Beneficiary as a preference, fraudulent transfer or otherwise and all obligations of every nature of Guarantor under this Guaranty, and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

               (b)    those expenses set forth in subsection 2.8 hereof.

2.2     LIMITATION ON AMOUNT OF GUARANTY; CONTRIBUTION BY GUARANTORS.

        (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Guarantor under this Guaranty, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as


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assets to the value (as determined under the applicable provisions of the
Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b), or under the BCC Guaranty as contemplated by subsection 2.2(b)).

        (b) Guarantor under this Guaranty and BCC under the BCC Guaranty together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the BCC Guaranty. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or BCC under the BCC Guaranty (each of Guarantor and BCC being a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from the other Contributing Guarantor in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the BCC Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or the BCC Guaranty, as applicable, determined as of such date, in the case of Guarantor, in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under subsection 2.2 of the BCC Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty or the BCC Guaranty, as applicable (including, without limitation, in respect of this subsection 2.2(b) or subsection 2.2 of the BCC Guaranty) minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantor as contributions under this subsection 2.2(b) or subsection 2.2 of the BCC Guaranty. The amounts payable as contributions hereunder and under subsection
2.2 of the BCC Guaranty shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection


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2.2(b) and subsection 2.2 of the BCC Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under the BCC Guaranty. BCC is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b). For purposes of this Section 2.2(b) only, each reference to "this Guaranty" means, collectively, this Guaranty and the guaranty by License Sub of the Existing Senior Notes pursuant to Article 10 of the Existing Senior Note Indenture.

2.3     PAYMENT BY GUARANTOR; APPLICATION OF PAYMENTS.

        Subject to the provisions of subsection 2.2(a), Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 'SS' 362(a)), Guarantor will upon demand pay, or cause to be paid, in cash, to Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Agent as provided in subsection 2.4D(ii) of the Amended Credit Agreement.

2.4     LIABILITY OF GUARANTOR ABSOLUTE.

        Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:

               (a) This Guaranty is a guaranty of payment when due and not of collectibility.

               (b) Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default.

               (c) The obligations of Guarantor hereunder are independent of the obligations of Company under the Loan Documents, and the obligations of any other guarantor (including BCC) of the obligations of Company under the Loan Documents, and a separate action or actions may be brought and prosecuted against


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        Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

               (d) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

               (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations,
        (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

               (f) This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not


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        to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Amended Credit Agreement, any of the other Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Amended Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

2.5     WAIVERS BY GUARANTOR.

        Guarantor hereby waives, for the benefit of Beneficiaries:

               (a) any right to require any Beneficiary, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor (including BCC) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;


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               (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

               (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

               (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

               (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

               (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

               (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

2.6     GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.

        Until the Guarantied Obligations shall have been paid in full, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now


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has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full, Guarantor shall withhold exercise of any right of contribution
Guarantor may have against any other guarantor of the Guarantied Obligations (including without limitation any such right of contribution under subsection 2.2(b) or under the BCC Guaranty as contemplated by subsection 2.2(b)).
Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.7     SUBORDINATION OF OTHER OBLIGATIONS.

        Any indebtedness of Company now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

2.8     EXPENSES.

        Guarantor agrees to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

2.9     CONTINUING GUARANTY; TERMINATION OF GUARANTY.

        This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full. Guarantor hereby irrevocably waives


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any right to revoke this Guaranty as to future transactions giving rise to any
Guarantied Obligations.

2.10    AUTHORITY OF GUARANTOR OR COMPANY.

        It is not necessary for any Beneficiary to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

2.11    FINANCIAL CONDITION OF COMPANY.

        Any Loans may be granted to Company or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

2.12    RIGHTS CUMULATIVE.

        The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, or any agreement between Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.13    BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.

        (a) So long as any Guarantied Obligations remain outstanding, Guarantor shall not, without the prior written consent of Agent acting pursuant to the instructions of Requisite Obligees (as defined in subsection 3.12), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the


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order, decree or decision of any court or administrative body resulting from any such proceeding.

        (b) Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

        (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

2.14    SET OFF.

        In addition to any other rights any Beneficiary may have under law or in equity, if after the occurrence and during the continuation of an Event of Default any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, subject to the consent of Agent, without notice (any such notice being hereby expressly waived) other than to Agent, to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by any Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.


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                                   SECTION 3.

                                  MISCELLANEOUS

3.1     SURVIVAL OF WARRANTIES.

        All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in the Commitments under the Amended Credit Agreement.

3.2     NOTICES.

        Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For purposes hereof the address of each party shall be as set forth under such party's name on the signature pages hereof or of the Amended Credit Agreement or such other address as shall be designated by such party in a written notice delivered to the other party hereto.

3.3     SEVERABILITY.

        In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.4     AMENDMENTS AND WAIVERS.

        No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Agent and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

3.5     HEADINGS.

        Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.


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



3.6     APPLICABLE LAW.

        THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

3.7     SUCCESSORS AND ASSIGNS.

        This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Term Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

3.8     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

        ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE


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



FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS
LAW SECTION 5-1402 OR OTHERWISE.

3.9     WAIVER OF TRIAL BY JURY.

        GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each (a) acknowledges that this waiver is a material inducement for Guarantor and Beneficiaries to enter into a business relationship, that Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (b) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY COLLATERAL AGENT AND GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

3.10    NO OTHER WRITING.

        This writing is intended by Guarantor and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

3.11    FURTHER ASSURANCES.

        At any time or from time to time, upon the request of Agent, Guarantor shall execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of this Guaranty.


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



3.12    AGENT.

        (a) Agent has been appointed to act as Agent hereunder by Term Lenders under the Amended Credit Agreement. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Amended Credit Agreement; provided that Agent shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Obligees. "REQUISITE OBLIGEES" means holders of 51% or more in aggregate principal amount of the outstanding Term Loans.

        (b) Agent shall at all times be the same Person that is Agent under the Amended Credit Agreement. Written notice of resignation by Agent pursuant to subsection 8.5 of the Amended Credit Agreement shall also constitute notice of resignation as Agent under this Guaranty; and appointment of a successor Agent pursuant to subsection 8.5 of the Amended Credit Agreement shall also constitute appointment of a successor Agent under this Guaranty. Upon the acceptance of any appointment as Agent under subsection 8.5 of the Amended Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent under this Guaranty, and the retiring or removed Agent under this Guaranty shall promptly (i) transfer to such successor Agent all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Agent of the rights created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Agent hereunder.

                  [Remainder of page intentionally left blank]


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


        IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            BENEDEK LICENSE CORPORATION

                                            By
                                               -------------------------------
                                               Ronald L. Lindwall
                                               Senior VP-Finance, CFO
                                               Treasurer and Secretary

                                            Notice Address:

                                            c/o Benedek Broadcasting Corporation
                                            100 Park Avenue
                                            Rockford, Illinois  61101
                                            Attention:    A. Richard Benedek
                                            Telecopy:     (815) 987-5335

                                            with a copy to:

                                            Shack & Siegel, P.C.
                                            530 Fifth Avenue
                                            New York, New York  10036
                                            Attention:    Paul S. Goodman, Esq.
                                            Telecopy:     (212) 730-1964


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